UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 29, 2004

                              HARTMARX CORPORATION

               (Exact name of registrant as specified in charter)


             DELAWARE                   1-8501               36-3217140
   (STATE OR OTHER JURISDICTION      (COMMISSION           (IRS EMPLOYER
         OF INCORPORATION)            FILE NUMBER)        IDENTIFICATION NO.)

                             101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip Code)

                                 (312) 372-6300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                      N/A

         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under nay of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On September 29, 2004, Hartmarx Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits

            99.1       Press Release dated September 29, 2004

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HARTMARX CORPORATION


                                                 /s/Taras R. Proczko
                                                 -----------------------------
                                                 Taras R. Proczko
                                                 Senior Vice President
Dated: September 29, 2004

EXHIBIT LIST


         Exhibit Number        Description
         --------------        -----------

         99.1                  Press Release dated September 29, 2004.

                                                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE                       Contact: Erin Gaffney 212-840-4771
                                            Web Site: www.hartmarx.com



                HARTMARX REPORTS IMPROVED THIRD QUARTER REVENUES
                         AND 41% NET EARNINGS INCREASE;
             COMPANY AGAIN RAISES FULL YEAR 2004 EARNINGS GUIDANCE


CHICAGO, September 29, 2004 - - Hartmarx Corporation (NYSE: HMX) today reported improved operating results for its third quarter and nine months ended August 31, 2004. Third quarter revenues were $155.8 million in 2004 compared to $151.6 million in 2003. Net earnings improved to $5.0 million or $.14 per diluted share in the current period compared to net earnings of $3.5 million or $.10 per diluted share in the third quarter of 2003. For the nine months, revenues increased 5.9% to $434.8 million from $410.4 million in 2003. Net earnings improved to $10.1 million or $.28 per diluted share compared to net earnings of $5.6 million or $.16 per diluted share in 2003.

         Homi B. Patel, chairman and chief executive officer of Hartmarx, commented, "We are executing well, achieving sales and earnings increases, improved operating margins and significant debt reduction from efficient working capital management. For the full year, we continue to expect a sales increase in the mid single digits. As a result of anticipating a favorable impact of $.02 to $.03 per diluted share to fourth quarter earnings from the Misook acquisition, we are once again increasing our estimate for full year earnings from a 50% increase over last year to a 55% - 60% increase. Total debt of $132.5 million at August 31 declined $23.6 million or 15.1% from the year earlier level, even after reflecting the $32.1 million cash payment related to the Misook acquisition," Mr. Patel concluded.

         Third quarter operating earnings were $9.8 million in 2004 compared to $7.9 million in 2003. The Misook business contributed $.01 to third quarter earnings per diluted share. For the nine months, operating earnings improved to $21.3 million from $15.9 million in 2003. The increase reflected the sales improvement, including approximately $4 million from the Misook business, along with a higher year-to-date gross margin rate of 30.6% compared to 29.5% in 2003. Selling, general and administrative expenses increased $6.5 million on the higher sales, including the Misook business, representing 26.1% of sales compared to 26.0% in 2003.

         Interest expense for the nine months declined to $4.6 million from $5.5 million in 2003, principally from lower average borrowing levels. Year-to-date results for 2003 also included a $.8 million first quarter pre-tax refinancing charge associated with the January, 2003 early retirement of the then outstanding 12.5% senior unsecured notes, representing the non-cash write-off of unamortized debt discount and financing fees.


                                  - - MORE - -

         Hartmarx produces and markets business, casual and golf apparel under its own brands including Hart Schaffner Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Exclusively Misook, Barrie Pace and Hawksley & Wight. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Pierre Cardin, Perry Ellis, Andrea Jovine, Lyle & Scott and Golden Bear. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

         The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements as a result of certain factors, including those factors set forth in Hartmarx's filings with the Securities and Exchange Commission ("SEC"). The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the SEC for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.





                       - - FINANCIAL SUMMARY FOLLOWS - -

                                                              HARTMARX CORPORATION
                                                       --- UNAUDITED FINANCIAL SUMMARY --
                                                   (000'S OMITTED, EXCEPT PER SHARE AMOUNTS)

STATEMENT OF EARNINGS                        THREE MONTHS ENDED AUGUST 31,                        NINE  MONTHS ENDED AUGUST 31,
                                            2004                       2003                      2004                      2003
                                        ------------               ------------              ------------              ------------
Net sales                               $ 155,783                  $ 151,559                 $ 434,779                 $ 410,373
Licensing and other income                    934                        560                     1,837                     1,532
                                        ---------                  ---------                 ---------                 ---------
                                          156,717                    152,119                   436,616                   411,905
                                        ---------                  ---------                 ---------                 ---------
Cost of goods sold                        108,200                    108,505                   301,909                   289,218
Selling, general &
 administrative expenses                   38,750                     35,736                   113,358                   106,822
                                        ---------                  ---------                 ---------                 ---------
                                          146,950                    144,241                   415,267                   396,040
                                        ---------                  ---------                 ---------                 ---------
Operating earnings                          9,767                      7,878                    21,349                   15,865
Interest expense                            1,512                      1,773                     4,634                    5,540
Refinancing expense                            --                         --                        --                      795
                                        ---------                  ---------                 ---------                 ---------
Earnings before taxes                       8,255                      6,105                    16,715                    9,530
Tax provision                              (3,265)                    (2,565)                   (6,605)                  (3,915)
                                        ---------                  ---------                 ---------                 ---------
Net earnings                            $   4,990                  $   3,540                 $  10,110                 $  5,615
                                        =========                  =========                 =========                 =========


Earnings per share:
         Basic                          $     .14                  $     .11                 $     .29                 $    .17
         Diluted                        $     .14                  $     .10                 $     .28                 $    .16


Average shares: Basic                      35,285                     33,351                    34,708                   33,195
                 Diluted                   36,459                     34,688                    36,142                   34,246

                                                                      * * *

                                                       AUGUST 31,
                                        -------------------------------------
CONDENSED BALANCE SHEET                    2004                       2003
                                        ----------                 ----------

Cash                                    $   2,752                  $   6,027
Accounts receivable, net                  135,579                    146,652
Inventories                               133,069                    137,577
Other current assets                       21,503                     18,212
                                        ---------                  ---------
                  Current Assets          292,903                    308,468
Other assets, including goodwill
      and intangibles                      66,626                     29,490
Deferred taxes                             49,875                     58,551
Prepaid  and intangible pension asset      64,016                     58,708
Net fixed assets                           28,212                     29,446
                                        ---------                  ---------
                  Total                 $ 501,632                  $ 484,663
                                        =========                  =========

Accounts payable and accrued expenses   $  97,816                $   72,767
Total debt                                132,497                   156,083
Minimum pension liability                  65,428                    69,473
Shareholders' equity                      205,891                   186,340
                                        ---------                  ---------

                  Total                 $ 501,632                  $484,663
                                        =========                  =========

Book value per share                        $5.75                      $5.34
                                            =====                      =====


Selected cash flow data (year-to-date):

Capital expenditures                    $   3,243                   $  1,744
Depreciation of fixed assets                4,188                      4,761
Amortization of long-lived assets and
     unearned employee benefits             3,186                      1,734


This information is preliminary and may be changed prior to filing Form 10-Q.
No investment decisions should be based solely on this data.

Calculation of basic and diluted shares for the three months and nine months of 2003 have been revised to reflect the methodology utilized in 2004 related to restricted stock awards. Basic earnings per share as previously reported in 2003 were $.10 for the three months and $.16 for the nine months.